UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2024

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4707 Executive Drive San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 877-7210

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
Common Stock - par value $0.001 per share	LPLA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointments of Rich Steinmeier as Chief Executive Officer, and Matthew Audette as President and Chief Financial Officer

On October 17, 2024, the Board of Directors (the “Board”) of LPL Financial Holdings Inc. (the “Company”) appointed Rich Steinmeier, 50, as the Company’s Chief Executive Officer, and appointed Matthew Audette, 50, as the Company’s President and Chief Financial Officer, each appointment effective immediately. As previously disclosed, prior to his appointment Mr. Steinmeier served as the Company’s interim Chief Executive Officer since October 1, 2024, before which time he had served as the Managing Director, Chief Growth Officer of LPL Financial LLC, a subsidiary of the Company. Mr. Audette has served as the Company’s Chief Financial Officer since 2015, and as the Company’s Head of Business Operations since February 2023.

Biographical information for Messrs. Steinmeier and Audette is incorporated herein by reference to the biographical information contained in the Company’s 2023 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2024.

There are no family relationships between either Mr. Steinmeier or Mr. Audette, on the one hand, and any Company director or executive officer, on the other hand, and there are no arrangements or understandings between either Mr. Steinmeier or Mr. Audette and any other person pursuant to which they were selected as Chief Executive Officer and President and Chief Financial Officer, respectively. Neither Mr. Steinmeier nor Mr. Audette is a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

(d) Election of Rich Steinmeier as Director

On October 17, 2024, in connection with Mr. Steinmeier’s appointment as Chief Executive Officer, the Board also elected Mr. Steinmeier as a member of the Board, effective immediately. Mr. Steinmeier filled the board vacancy created by Dan Arnold’s resignation from the Board. There are no arrangements or understandings between Mr. Steinmeier and any other person pursuant to which he was selected as a director.

(e) Compensatory Arrangements for Messrs. Steinmeier and Audette

On October 17, 2024, the Board approved compensatory arrangements for Mr. Steinmeier in connection with his appointment as Chief Executive Officer. The arrangements provide for total target annual compensation of $12.0 million, effective October 21, 2024, consisting of the following:

•	an annual base salary of $900,000;

•	a target annual cash bonus opportunity of $2.7 million; and

•	a target annual long-term incentive compensation award opportunity with a grant date value of $8.4 million.

On October 17, 2024, the Board approved compensatory arrangements for Mr. Audette in connection with his appointment as President and Chief Financial Officer. The arrangements provide for total target annual compensation of $8.0 million, effective October 21, 2024, consisting of the following:

•	an annual base salary of $750,000;

•	a target annual cash bonus opportunity of $1.875 million; and

•	a target annual long-term incentive compensation award opportunity with a grant date value of $5.375 million.

Mr. Steinmeier and Mr. Audette will each continue to be eligible for the LPL Financial LLC Executive Severance Plan, which was previously filed with the SEC on February 23, 2017.

Item 7.01	Regulation FD Disclosure.

On October 21, 2024, the Company issued a press release in connection with the appointments of Messrs. Steinmeier and Audette. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information contained therein is incorporated by reference into this Item 7.01.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated as of October 21, 2024

104	Cover Page Interactive Data File (formatted embedded within the Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Gregory M. Woods
Name:	Gregory M. Woods
Title:	Secretary

Date: October 21, 2024